Calculation of Filing Fee Tables
S-3
NetApp, Inc.
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities

Fees to be Paid	1	Debt	5.500% Senior Notes due 2032	457(r)	625,000	$1,000	$625,000,000	0.00015310	$95,687.50

Fees to be Paid	2	Debt	5.700% Senior Notes due 2035	457(r)	625,000	$998.94	$624,337,500	0.00015310	$95,586.07

Fees Previously Paid

	Carry Forward Securities

Carry Forward Securities

Total Offering Amounts:							$1,249,337,500		$191,273.57

Total Fees Previously Paid:									$ 0.00

Total Fee Offsets:									$ 0.00

Net Fee Due:									$191,273.57
Offering Note

1
This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form
S-3
(File
No. 333-277522)
in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

2	See Offering Note 1
Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 1,250,000. The maximum aggregate offering price of the securities to which the prospectus relates is $1,249,337,500.00. The prospectus is a final prospectus for the related offering.